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                                  EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-8 of our report dated January 15, 1998, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Cincinnati, Ohio
June 30, 1998